                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS,  that the  undersigned,  constitutes and appoints  Phillip S.  Gillespie and Mitchell J. Lindauer and each of them, his true and lawful  attorneys-in-fact and agents, with full power of substitution and  resubstitution,  for him and in his capacity as  Trustee/Director  and/or officer of  Limited  Term New York  Municipal  Fund,  Oppenheimer  Convertible
Securities Fund and Rochester Fund  Municipals,  to sign on his behalf any and all  Registration  Statements  (including  any  post-effective  amendments  to
Registration  Statements)  under the  Securities  Act of 1933,  the Investment
Company Act of 1940 and any amendments and  supplements  thereto,  any filings on Form N-14,  and other  documents in connection  thereunder,  and Forms 3, 4 and 5, and to file the same,  with all exhibits  thereto,  and other documents in  connection  therewith,  with the United  States  Securities  and  Exchange
Commission,  granting  unto said  attorneys-in-fact  and  agents,  and each of them,  full power and authority to do and perform each and every act and thing requisite and  necessary to be done in and about the premises,  as fully as to all intents and purposes as he might or could do in person,  hereby  ratifying and confirming all that said  attorneys-in-fact  and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 7th day of February, 2005

/s/ John Cannon
----------------------------------------------------
John Cannon

Witness:   /s/ Lisa I. Bloomberg
              -----------------------------------------
                Lisa I. Bloomberg, Assistant Secretary